UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2016

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2016, PhotoMedex, Inc. (the “Company”) received an advance of $4 million, less a $40,000 financing fee (the “January 2016 Advance”) from CC Funding, a division of Credit Cash NJ, LLC, (the "Lender"), pursuant to a Credit Card Receivables Advance Agreement (the "Advance Agreement"), dated December 21, 2015.  The Company’s domestic subsidiaries, Radiancy, Inc.; PhotoMedex Technology, Inc.; and Lumiere, Inc., are also parties to the Advance Agreement (collectively with the Company, the “Borrowers”).

Subject to the terms and conditions of the Advance Agreement, the Lender will make periodic advances to the Company (collectively with the January 2016 Advance, the “Advances”). The proceeds of the Advances may be used to conduct the ordinary business of the Company only.

All outstanding Advances will be repaid through the Borrowers’ existing and future credit card receivables and other rights to payment arising out of the Borrowers’ acceptance or other use of any credit or charge card (collectively, “Credit Card Receivables”) generated by activities based in the United States. The Company’s processor for those Credit Card Receivables (the “Processor”) has been instructed to remit, via electronic funds transfer, to the Lender all of the Borrowers’ Credit Card Receivables collected by the Processor (net of any discounts, fees and/or similar amounts legally owed to the Processor by the Borrowers and any charge-backs, offsets and/or other amounts which the Processor is entitled to deduct from the proceeds) until the Lender gives written notice that all Advances then outstanding and associated fees and expenses have been received by Lender.

Each Advance is to be secured by a security interest in favor of the Lender in certain defined Collateral, including but not limited to all of the Borrowers’ Credit Card Receivables; inventory, merchandise and materials; equipment, machinery, furniture, furnishings and fixtures; patents, trademarks and tradenames; and all other intangibles and payment rights arising out of the provision of goods or services by the Borrowers.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, Entry Into a Material Definitive Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1          Credit Card Receivables Advance Agreement, dated December 21, 2015, between PhotoMedex, Inc. and its subsidiaries Radiancy, Inc., PhotoMedex Technology, Inc., and Lumiere, Inc., and CC Funding, a division of Credit Cash NJ, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: January 8, 2016	By:	/s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Card Receivables Advance Agreement, dated December 21, 2015, between PhotoMedex, Inc. and its subsidiaries Radiancy, Inc., PhotoMedex Technology, Inc., and Lumiere, Inc., and CC Funding, a division of Credit Cash NJ, LLC*

*	Confidential treatment requested.